UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2017

HARRISON, VICKERS & WATERMAN, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-162072	26-2883037
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

208 E. 51st Street, #219

New York, NY 10022

(Address of principal executive offices)

(212) 508-2140

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 2479.374a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 2479.374d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 2479.373e-4c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On August 14, 2017, Conrad Huss resigned from all officer positions with the Company and resigned as Director, and Chairman of the Board. The Company did not have any committees, and therefore Mr. Huss never served on any committees. Mr. Huss did not resign as a result of any disagreement with the Company. His resignation letter is attached hereto and incorporated herein as Exhibit 10.2.

Mr. Jeffrey Canouse was appointed Chairman of the Board, and the Board appointed him to the following officer and director positions:

Name	Age	Position(s)
Jeffrey Canouse	43	CEO, President, CFO, Director, Chairman

Jeffrey Canouse- Chief Executive Officer, President, CFO, Director, Chairman of the Board

Mr. Jeffrey M. Canouse, age 43, combines over twenty-three years of experience in financial senior management following a thirteen-year career as an Investment Banker. Previously, he had been involved in various companies in the investment industry holding positions including Vice President, Senior Vice President and Managing Director at J. P. Carey Inc., J.P. Carey Securities Inc. and JPC Capital a boutique (the “Carey Company’s”) investment banking firm that assisted in arranging over $2 billion in financing. During his time with the Carey Company’s Mr. Canouse was personally responsible for sourcing new corporate clients, presenting to institutional investors, structuring terms, and working with counsel for timely closings. From July 11, 2011 through the present day, Mr. Canouse has acted as Managing Member of Anvil Financial Management, LLC where he has offered his expertise to companies in need of restructuring, financing, debt settlement and compliance assistance. In addition, Mr. Canouse founded Title King LLC, a short-term lending company using customer vehicles as collateral. Title King was acquired by New America Energy Corp of which Mr. Canouse is currently the Chief Executive Officer.

Mr. Isaac Onn continues to serve on the Company’s Board of Directors, along with Mr. Canouse.

Per the Board Consent attached hereto, and incorporated herein as Exhibit 10.1, as compensation for services, the Company’s Board of Directors agreed to issue Conrad Huss a promissory note in the amount of $75,000.00, Isaac Onn was issued a promissory note in the amount of $25,000.00, and Jeffrey Canouse was issued a promissory note in the amount of $5,000.00. The Company also agreed to pay Mr. Canouse a monthly stipend of $5,000.00 in cash.

Item 9.01 Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Written Board Consent Appointing New Officer and Director dated August 14, 2017
10.2	Resignation Letter of Conrad Huss

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HARRISON, VICKERS & WATERMAN, INC.

Date: August 14, 2017	/s/ Jeffrey Canouse
By:	Jeffrey Canouse, Chief Executive Officer